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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                December 17, 2008

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)


      Massachusetts                     1-4347                   06-0513860
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 204.13e-4(c))

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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Rogers Corporation (the "Company") entered into Amended and Restated Officer Special Severance Agreements with each of Robert D. Wachob, the Company's President and Chief Executive Officer, Dennis M. Loughran, the Company's Vice President, Finance, and Chief Financial Officer, and John A. Richie, the Company's Vice President, Human Resources. On this same date, it entered into Officer Special Severance Agreements with each of Frank J. Gillern, Vice President, Corporate Manufacturing, and Michael L. Cooper, Vice President, Asia.

A brief description of the material amendments made to each of the agreements with Messrs. Wachob, Loughran and Richie, as well as a brief description of the material terms of each of the agreements with Messrs. Gillern and Cooper, is provided below. This description is qualified in its entirety by reference to each of the agreements, which are filed as Exhibit 10.1 through 10.5 to this Form 8-K, and each agreement is hereby incorporated by reference.

Amended and Restated Officer Special Severance Agreements

Each of the Amended and Restated Officer Special Severance Agreements provides severance and the other benefits described below if the officer's employment with the Company is terminated by the Company without cause or by the officer for good reason within the period ending on the second anniversary of a change in control (instead of the three year protection period under the prior agreements). The definition of a change in control has been restricted in scope consistent with the definition of change in control contained in the Rogers Corporation 2005 Equity Compensation Plan, and the definition of good reason has been modified consistent with the Internal Revenue Service safe harbor definition of good reason.

The severance benefits are equal to 2.5 times (in the case of Messrs. Wachob and Loughran) and 1.25 times (in the case of Mr. Richie) the sum of the executive officer's base salary at the time of termination (or, if greater, at the time of the change in control) plus the most recent annual target bonus determined for the executive officer (or, if greater, the most recently paid bonus prior to the change in control). In addition, these agreements provide a pro-rata target bonus for the year of termination, and continuation of medical, dental and life insurance benefits for either 30 months (Messrs. Wachob and Loughran) or 15 months (Mr. Richie) following termination.

The Amended and Restated Officer Special Severance Agreements eliminate prior rights to receive a pension make whole benefit and a savings make whole benefit based on the severance continuation period, discontinue payments with respect to a company car upon employment termination and limit payments for outplacement services. Stock options and other equity awards granted on or after January 1, 2009 that vest based solely on continued employment will vest only upon a change in control if the surviving corporation does not assume the awards or upon
employment   termination   triggering   severance  benefits.   Performance-based
restricted stock and other equity awards subject to performance vesting will be accelerated on a change in control on a pro rata basis and are determined based on actual company performance. Stock options granted before January 1, 2009 will vest in full upon a change in control.
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If the executive  officer breaches or threatens to breach any of his obligations under his non-competition covenants, he will be required to repay any severance received with respect to the period in which the breach occurred, his right to continued welfare benefits will cease and all unvested equity awards will be cancelled. The Amended and Restated Officer Special Severance Agreements also limit rights to reimbursement of professional fees and expenses incurred in connection with the agreements, with attorneys' fees to enforce contractual rights under these agreements capped at $50,000 per year, unless a higher figure is awarded in an arbitration.

The term of the Amended and Restated Officer Severance Agreements will extend until January 1, 2012. The term will be subject to automatic extension for successive three year terms unless the Company or the executive officer files a notice to terminate this agreement at least 15 months in advance of the then currently scheduled expiration of the term. No severance payments will be paid if, before the expiration of the term, there is no change in control or the executive officer separates from service.

New Officer Special Severance Agreements

The new Officer Special Severance Agreements entered into with Messrs. Cooper and Gillern generally contain the same terms as described above under the Amended and Restated Officer Special Severance Agreements, except that the severance payable upon a termination of employment by the Company without cause or by the executive for good reason within two years of a change in control is equal to 1.25 times the sum of the executive officer's base salary at the time of termination (or, if greater, at the time of the change in control) plus the most recent annual target bonus determined for the executive officer (or, if greater, the most recently paid prior to the change in control). Upon any such termination, the executive will be entitled to a pro rata target bonus for the year of termination, continued medical, dental and life insurance benefits for 15 months following employment termination and outplacement services for up to six months. The treatment of equity awards is as described above and the executive officer will be required to forfeit severance and other benefits as described above if the officer breaches or threatens to breach any of the obligations under the non-competition covenants, as described above.


Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.             Description
-----------             -----------

10.1 Amended and Restated Officer Special Severance Agreement with Robert D. Wachob
10.2 Amended and Restated Officer Special Severance Agreement with Dennis M. Loughran
10.3            Amended and Restated Officer Special Severance Agreement with
                John A. Richie
10.4            Officer Special Severance Agreement with Frank J. Gillern
10.5            Officer Special Severance Agreement with Michael L. Cooper


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROGERS CORPORATION


                                        By: /s/ Jack Richie
                                            --------------------------------
                                            Jack Richie
                                            Vice President, Human Resources

Date: December 23, 2008